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              SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  205490

                           FORM 8-K

                         CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
                The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2003

                      SOVEREIGN BANCORP, INC.
    (Exact name of registrant as specified in its charter)

          Pennsylvania         0-16533           23-2453088
(State or other jurisdiction  (Commission        (IRS Employer
 of incorporation)             File Number)       Ident. No.)

2000 Market Street, Philadelphia, Pennsylvania       19103
(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code
(215) 557-4630

                                N/A
(Former name or former address, if changed since last report.)




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Item 5.  Other Events.

     On June 13, 2003, Sovereign Bancorp, Inc. ("Sovereign") and First Essex Bancorp, Inc. ("First Essex") announced that they had entered into an Agreement and Plan of Merger, dated as of June 12, 2003 (the "Agreement"), which sets forth the terms and conditions pursuant to which First Essex will be merged with and into Sovereign (the "Merger"). Under the terms of the Agreement, stockholders of First Essex will be entitled to receive $48.00 in cash, 2.9250 shares of Sovereign common stock, or a combination thereof per share, subject to election and allocation procedures which are intended to ensure that, in the aggregate, 50% of the First Essex shares of common stock will be exchanged for Sovereign common stock and 50% will be exchanged for cash, except in certain circumstances.

     Completion of the Merger is subject to a number of customary conditions, including, but not limited to, (i) the approval of the Agreement by the stockholders of First Essex and
(ii) the receipt of required regulatory approvals of the Merger.

     For additional information, reference is made to the Agreement dated as of June 12, 2003, which is attached hereto as
Exhibit 99.1 and is incorporated herein by reference, and the press release dated June 13, 2003, which is attached hereto as
Exhibit 99.2 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits.

          The following exhibits are filed herewith:

          99.1 Agreement and Plan of Merger, dated as of June 12, 2003, among Sovereign Bancorp, Inc.,
                Sovereign Merger Sub, Inc. and First Essex
                Bancorp, Inc.

          99.2  Press Release, dated June 13, 2003, of
                Sovereign Bancorp, Inc.

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                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SOVEREIGN BANCORP, INC.

Dated:  June 18, 2003         /s/Mark R. McCollom
                              Mark R. McCollom
                              Senior Vice President

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                         EXHIBIT INDEX

Exhibit Number

     99.1 Agreement and Plan of Merger, dated as of June 12, 2003, among Sovereign Bancorp, Inc.,
              Sovereign Merger Sub, Inc. and First Essex
              First Essex Bancorp, Inc.

     99.2     Press Release dated June 13, 2003 of
              Sovereign Bancorp, Inc.

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